                         CERTIFICATE OF INCORPORATION

                                      OF

                             NETPLEX SYSTEMS, INC.

                                   * * * * *


     1.  The name of the corporation is:  Netplex Systems, Inc.

     2. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3.  The nature of the business or purposes to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. (a) The aggregate number of shares of stock which the corporation shall have authority to issue is 20,005,250 shares, consisting of (i) 20,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 5,250 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

         (b) Additional designations, powers, preferences, rights, qualifications, limitations or restrictions with respect to the shares of each class of stock of the corporation shall be determined by the Board of Directors of the corporation from time to time; and the Board of Directors of the corporation shall have the authority to issue any and all of said shares in one or more series and to establish, by resolution or resolutions, the number, designation and preferences, the full or limited voting powers or denial of voting powers, the relative, participating, optional and other special rights, and the qualifications, limitations, restrictions and other distinguishing characteristics of each series to be issued.

     5.  The name and mailing address of the sole incorporator is:

               David T. Johnson
               Gadsby Hannah LLP
               225 Franklin Street
               Boston, MA 02110

     6. The name and address of the persons who are to serve as Directors until the first meeting of the Stockholders or until successors are elected and duly qualified are:

     7.  The corporation is to have perpetual existence.

     8. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and/or repeal the bylaws of the corporation.

     9. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

     10. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

     11. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     12. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the General Corporation Law of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of the provisions of this Article 12 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     13. (a) The corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she (i) is or was a director or officer of the corporation or, (ii) as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the General Corporation Law of Delaware and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal thereof; provided, however, that, except as provided in Section 13(b) of this Article
--------  -------
with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Such right to indemnification shall include the right to payment by the corporation of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that the
                                                   --------  -------
payment of such expenses incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article 13 or otherwise.

          (b) Any indemnification or advancement of expenses required under this Article 13 shall be made promptly, and in any event within sixty days, upon the written request of the person entitled thereto. If a determination by the corporation that the person is entitled to indemnification pursuant to this
Article 13 is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved such request. If the corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within sixty days, the right to indemnification and advancement of expenses as granted by this Article 13 shall be enforceable by the person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Article 13 where the required undertaking has been received by the corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor the fact that there has been an actual determination by the corporation (including the Board of Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 13 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article 13 shall not affect any obligation of the corporation or any right regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

          (d) The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article 13, the General Corporation Law of Delaware or otherwise.

          (e) If this Article 13 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this
Article 13 that shall not have been invalidated, by the General Corporation Law of Delaware or by any other applicable law.

     14. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28/th/ day of June, 2001.



                                                 _____________________________
                                                 David T. Johnson
                                                 Sole Incorporator

                      ____________________________________

                           CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                             NETPLEX SYSTEMS, INC.
                      ____________________________________


     It is hereby certified that:

     FIRST: The name of the corporation is NETPLEX SYSTEMS, INC. (the "corporation").

     SECOND: The Certificate of Incorporation of the corporation was filed with the Department of State on June 29, 2001.

     THIRD: The Certificate of Incorporation of the corporation is hereby amended to delete in its entirety Article 4(b), and substituting therefor the following:

     "(b) The powers, preferences, rights, qualifications, limitations or restrictions with respect to the Preferred Stock shall be as follows:

          (i)  Series A Preferred Stock
               ------------------------

               1.   Designations and Amount.  1,500 shares of the Preferred
                    -----------------------
     Stock of the corporation, par value $.01 per shares, shall constitute a series of Preferred Stock designated as "Class A Preferred Stock" (the "Class A Preferred Stock").

               2.   Rank.  The Class A Preferred Stock shall rank senior to the
                    ----
     Common Stock, par value $.001 per share ("Common Stock") of the corporation and the Class B Preferred Stock (collectively the "Junior Securities") with respect to dividend rights or rights on liquidation, winding up or dissolution of the corporation.

               3.   Voting Rights.  The holders of Class A Preferred Stock shall
                    -------------
     not be entitled to vote on any matter except as required by law.

               4.   Dividends
                    ---------

                    (a) The holders of shares of Class A Preferred Stock shall be entitled to receive, out of assets of the corporation legally available for payment cash dividends at the rate of 10% per annum (or $100) per share of Class A Preferred Stock (the "Preferred Dividend"), payable quarterly in arrears on March 31, June 30, September 30 and December 31, commencing December 31, 2001

          (each a "dividend payment date"); provided, however that, if on any such day banks in the City of New York are authorized or required to close, a Preferred Dividend otherwise payable on such day will be payable on the next day that banks in the City of New York are not authorized or required to close. Such Preferred Dividend shall be cumulative from the later of the date of initial issuance of such shares of Class A Preferred Stock, or the most recent dividend payment date on which dividends have been paid on the Class A Preferred Stock by the corporation. Such Preferred Dividend shall be payable, in arrears, to holders of record as they appear on the stock books of the corporation on the 15/th/ calendar day prior to each dividend payment date or such other record date, not more than 60 calendar days nor less than 10 calendar days preceding the dividend payment date thereof, as shall be fixed by the Board. The amount of the Preferred Dividend payable for the initial dividend period and for any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

                    (b) The corporation may not declare or pay any dividend or make any distribution of assets on, or redeem, purchase or otherwise acquire the Common Stock or Class B Preferred Stock, unless all accrued and unpaid dividends on the Class A Preferred Stock for all prior dividend periods have been or contemporaneously are declared and paid and the full quarterly dividend on the Class A Preferred Stock for the current dividend period has been or contemporaneously is declared and set apart for payment.

                    (c) The corporation shall be entitled to accrue and defer payment of the aforesaid dividends otherwise due on the Class A Preferred Stock from time to time, but all such accrued but unpaid dividends shall be due and payable at such time as there occurs any voluntary or involuntary liquidation, dissolution or winding up of the corporation or the holder of said Class A Preferred Stock has exercised the holder's conversion privilege as to all of that holder's Class A Preferred Stock.

                    (d) The corporation shall be entitled to pay the dividend in the form of shares of Common Stock valued for the purposes hereof at $5.00 per share of Common Stock, which price shall be subject to adjustment under the conditions, and in the same manner as (subject to the determination of the Board of Directors as to the appropriate adjustments thereto), prescribed in Section 5(e)(i) and (ii), below.

               5.   Conversion of Class A Preferred Stock.
                    -------------------------------------

                    (a) After December 31, 2003, each of the holders of Class A Preferred Stock shall have the right, at such holder's option, at any time or from time to time, to give written notice to the corporation requiring the corporation to convert all shares of Class A Preferred Stock as such holder shall own into 200 shares of Common Stock per share of Class A Preferred Stock (the "Conversion Rate"), subject to adjustment as hereinafter provided. If there is then accrued but unpaid dividends thereon, such dividends shall be subject to conversion to shares of Common Stock as the rate of $5.00 per share of Common Stock. Following the later of the receipt by the corporation of such notice or the satisfaction of any of the other conditions to conversion as set forth herein, the corporation shall within five (5) business days convert all of such outstanding shares of Class A Preferred Stock (and accrued but unpaid dividends, in any) held by the Investor by delivering to the Investor a stock certificate in the appropriate amount.

                    (b) Before any holder of Class A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Class A Preferred Stock, and shall give written notice to the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The corporation shall thereupon issue and deliver at such office to such holder of Class A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                    (c) The corporation shall not be required to issue fractions of shares of Common Stock upon conversion of the Preferred Stock. If any fractions of a share would, but for this Section, be issuable upon any conversion of Class A Preferred Stock, in lieu of such fractional share the corporation shall pay to the holder, in cash, an amount equal to the same fraction of the Closing Price per share of Common Stock.

                    (d) The corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the then outstanding shares of the Class A Preferred Stock pursuant to this Section 5. All shares of Common Stock which may be issued upon conversion of shares of the Class A Preferred Stock pursuant to this section 5 shall be validly issued, fully paid and nonassessable. In order that the corporation may issue shares of Common Stock upon conversion of shares of the Class A Preferred Stock, the corporation will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such shares of Common Stock to be issued upon conversion on any securities exchange on which Common Stock is listed, and endeavor to maintain such listing for such period of time as either the Class A Preferred Stock or Common Stock underlying such Class A Preferred Stock remains outstanding.

                    (e) The Conversion Rate in effect at any time for conversion of Class A Preferred Stock into Common Stock pursuant to this Section 5 shall be subject to adjustment from time to time as follows:

                         (i) In the event that the corporation shall (1) pay a dividend in shares of Common Stock to holders of Common Stock,
               (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide the outstanding shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect pursuant to this Section 5 immediately prior to such action shall be adjusted so that the holder of any shares of Class A Preferred Stock thereafter surrendered for conversion pursuant to this Section 5 shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such shares of Class A Preferred Stock been converted immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective (A) immediately after the record date in the case of a dividend or a distribution and (B) immediately after the effective date in the case of a subdivision of combination.

                         (ii) In case the corporation shall distribute to all holders of Common Stock shares of any class of capital stock other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities, then in each such case the Conversion Rate shall be adjusted so that the same shall equal the number determined by multiplying the number of shares of Common Stock into which such share of the Class A Preferred Stock was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in Section 5(e)(iii)) of Common Stock on the record date mentioned below, and of which the denominator shall be such current market price of Common Stock, less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution.

                         (iii) For purposes of calculating any adjustment of
               the Conversion Rate pursuant to this Section 5, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for 20 consecutive trading days ending the last trading day before the day in question. The closing price for each day shall be the last reported sale price regular way or, in cash no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of Common Stock, or in case no reported sale takes place, the average of the closing bid and asked prices, on the Nasdaq Small Cap Market ("NASDAQ"), the OTC Electronic Bulletin Board (the "Bulletin Board") or any comparable system, or if Common Stock is not quoted on NASDAQ, the Bulletin Board or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the corporation for that purpose. If Common Stock is not quoted on NASDAQ, the Bulletin Board or any comparable system, the Board of Directors shall in good faith determine the current market price on such basis as it considers appropriate.

                    (f) No adjustment in the Conversion Rate shall be required until cumulative adjustments result in a concomitant change of 1% or more of the Conversion Rate as in effect prior to the last adjustment of the Conversion Rate; provided, however, that any adjustments which by reason of this Section 5(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment to the conversion rate shall be made for cash dividends.

                    (g) In the event that, as a result of an adjustment made pursuant to Section 5(e), the holder of any share of the Class A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of any shares of the Class A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 5.

                    (h) Whenever the Conversion Rate is adjusted pursuant to this Section 5, the corporation shall promptly mail first class to all holders of record of shares of the Class A Preferred Stock a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the corporation setting forth the adjusted Conversion Rate and a brief statement of the facts requiring such adjustment and the computation thereof Such certificate shall forthwith be filed with each transfer agent for the shares of the Class A Preferred Stock.

                    (i) If any of the following occur: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of the Class A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any consolidation or merger to which the corporation is a party other than a merger in which the corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; then in addition to all of the rights granted to the holders of the Class A Preferred Stock as designated herein, the corporation, or such successor or purchasing corporation, as the same may be, shall as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, either pay the liquidation preference amount per share of the Class A Preferred Stock in cash to each holder thereof, or provide in its certificate of incorporation or other charter document that each share of the Class A Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such shares of the Class A Preferred Stock immediately prior to reclassification, change, consolidation, merger, sale or conveyance.

                    (j) In the event any shares of Class A Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be cancelled.

               6.   Redemption.
                    ----------

                    (a) At any time up to and including December 31, 2004, the corporation shall have the right to redeem or repurchase up to all of the Class A Preferred Stock by giving written notice thereof to the holders of the shares of Class A Preferred Stock to be so redeemed.
          If less than all of the shares of Class A Preferred Stock are to be redeemed, the corporation shall determine which shares are to be redeemed by means of random selection. Following any such notice, the corporation shall redeem or repurchase such outstanding shares of Class A Preferred Stock by paying to the then current holder an amount equal to $1,000 per share plus any accrued or unpaid dividends.

                    (b) Upon the occurrence of a change of control of the corporation, each holder shall have the right during the 30 day period thereafter to elect, by sending written notice thereof to the corporation, to require the corporation to redeem all, and not less than all, of the holder's shares of Class A Preferred Stock.
          Following any such notice, the corporation shall redeem or repurchase such outstanding shares of Class A Preferred Stock by paying to the holder an amount equal to $1,000 per share plus any accrued or unpaid dividends.

                    (c) For purposes of this section, a "change of control" shall be deemed to occur upon any consolidation, merger, reorganization or other similar transaction with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the corporation immediately prior to such consolidation, merger or reorganization, or any transaction or series of related transactions do not hold shares possessing a majority of votes in the election of directors immediately after such consolidation, merger or reorganization, or any transaction or series of transactions.

               7.   Rights on Liquidation, Dissolution or Winding Up, etc. In
                    -----------------------------------------------------
     the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to stockholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority the holders of Class A Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of any Junior Securities an amount equal to $1,000 per share, plus any accrued but unpaid dividends thereon.

          (ii) Series B Preferred Stock
               ------------------------

               1.   Designations and Amount. 3,750 shares of the Preferred Stock
                    -----------------------
     of the corporation, par value $.01 per shares, shall constitute a series of Preferred Stock designated as "Class B Preferred Stock" (the "Class B Preferred Stock").

               2.   Rank. The Class B Preferred Stock shall rank senior to the
                    ----
     Common Stock, par value $.001 per share ("Common Stock") of the corporation (the "Junior Securities") and junior to the Class A Preferred Stock with respect to dividend rights or rights on liquidation, winding up or dissolution of the corporation.

               3.   Voting Rights. The holders of Class B Preferred Stock shall
                    -------------
     not be entitled to vote on any matter except as required by law.

               4.   Dividends
                    ---------

                    (a) The holders of shares of Class B Preferred Stock shall be entitled to receive, out of assets of the corporation legally available for payment cash dividends at the rate of 5% per annum (or $50) per share of Class B Preferred Stock (the "Preferred Dividend"), payable quarterly in arrears on March 31, June 30, September 30 and December 31, commencing December 31, 2001 (each a "dividend payment date"); provided, however that, if on any such day banks in the City of New York are authorized or required to close, a Preferred Dividend otherwise payable on such day will be payable on the next day that banks in the City of New York are not authorized or required to close. Such Preferred Dividend shall be cumulative from the later of the date of initial issuance of such shares of Class B Preferred Stock, or the most recent dividend payment date on which dividends have been paid on the Class B Preferred Stock

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

          by the corporation. Such Preferred Dividend shall be payable, in arrears, to holders of record as they appear on the stock books of the corporation on the 15th calendar day prior to each dividend payment date or such other record date, not more than 60 calendar days nor less than 10 calendar days preceding the dividend payment date thereof, as shall be fixed by the Board. The amount of the Preferred Dividend payable for the initial dividend period and for any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

                    (b) The corporation may not declare or pay any dividend or make any distribution of assets on, or redeem, purchase or otherwise acquire the Common Stock, unless all accrued and unpaid dividends on the Class B Preferred Stock for all prior dividend periods have been or contemporaneously are declared and paid and the full quarterly dividend on the Class B Preferred Stock for the current dividend period has been or contemporaneously is declared and set apart for payment.

                    (c) The corporation shall be entitled to accrue and defer payment of the aforesaid dividends otherwise due on the Class B Preferred Stock from time to time, but all such accrued but unpaid dividends shall be due and payable at such time as there occurs any voluntary or involuntary liquidation, dissolution or winding up of the corporation or the holder of said Class B Preferred Stock has exercised the holder's conversion privilege as to all of that holder's Class B Preferred Stock.

                    (d) The corporation shall be entitled to pay the dividend in the form of shares of Common Stock valued for the purposes hereof at $6.00 per share of Common Stock, which price shall be subject to adjustment under the conditions, and in the same manner as (subject to the determination of the Board of Directors as to the appropriate adjustments thereto), prescribed in Section 5(e)(i) and (ii), below.

               5.   Conversion of Class B Preferred Stock.
                    -------------------------------------

                    (a) On and after the earlier to occur of: (i) January 1, 2002, (ii) a change of control, as defined below, or (iii) the receipt by a holder of the Class B Preferred Stock of a notice of the corporation's intention to redeem shares of the holder's Class B Preferred Stock, the holders of the Class B Preferred Stock (or in the case of (iii), the specific holder(s) of Class B Preferred Stock receiving the redemption notice) shall have the right, at such holder's option, to give written notice to the corporation (which, in the case of (iii), such notice must be received by the corporation within five (5) business days) requiring the corporation to convert all shares of Class B Preferred Stock as such holder shall own into
          166.67 shares of Common Stock per share of Class B Preferred Stock (the "Conversion Rate"), subject to adjustment as hereinafter provided. If there is then accrued but unpaid dividends thereon, such dividends shall be subject to conversion to shares of Common Stock as the rate of $6.00 per share of Common Stock. Following the later of the receipt by the corporation of such notice from the holder of Class B Preferred Stock, or the satisfaction of any of the other conditions to conversion as set forth herein, the corporation shall within five
          (5) business days convert all

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

          of such outstanding shares of Class B Preferred Stock (and accrued but unpaid dividends, in any) held by the Investor by delivering to the Investor a stock certificate in the appropriate amount.

                    (b) Before any holder of Class B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall (i) surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Class B Preferred Stock, (ii) enter into an agreement with the corporation specifying that no shares of Common Stock received upon such conversion shall be sold by the recipient thereof before September 30, 2002 if the conversion would occur prior to that date, and (iii) shall give written notice to the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The corporation shall thereupon issue and deliver at such office to such holder of Class B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.
          Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                    (c) The corporation shall not be required to issue fractions of shares of Common Stock upon conversion of the Preferred Stock. If any fractions of a share would, but for this Section, be issuable upon any conversion of Class B Preferred Stock, in lieu of such fractional share the corporation shall pay to the holder, in cash, an amount equal to the same fraction of the Closing Price per share of Common Stock.

                    (d) The corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the then outstanding shares of the Class B Preferred Stock pursuant to this Section 5. All shares of Common Stock which may be issued upon conversion of shares of the Class B Preferred Stock pursuant to this section 5 shall be validly issued, fully paid and nonassessable. In order that the corporation may issue shares of Common Stock upon conversion of shares of the Class B Preferred Stock, the corporation will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such shares of Common Stock to be issued upon conversion on any securities exchange on which Common Stock is listed, and endeavor to maintain such listing for such period of time as either the Class B Preferred Stock or Common Stock underlying such Class B Preferred Stock remains outstanding.

                    (e) The Conversion Rate in effect at any time for conversion of Class B Preferred Stock into Common Stock pursuant to this Section 5 shall be subject to adjustment from time to time as follows:

                         (i) In the event that the corporation shall (1) pay a dividend in shares of Common Stock to holders of Common Stock,
               (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide the outstanding shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect pursuant to this Section 5 immediately prior to such action shall be adjusted so that the holder of any shares of Class B Preferred Stock thereafter surrendered for conversion pursuant to this Section 5 shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such shares of Class B Preferred Stock been converted immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective (A) immediately after the record date in the case of a dividend or a distribution and (B) immediately after the effective date in the case of a subdivision of combination.

                         (ii) In case the corporation shall distribute to all holders of Common Stock shares of any class of capital stock other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities, then in each such case the Conversion Rate shall be adjusted so that the same shall equal the number determined by multiplying the number of shares of Common Stock into which such share of the Class B Preferred Stock was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in Section 5(e)(iii)) of Common Stock on the record date mentioned below, and of which the denominator shall be such current market price of Common Stock, less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution.

                         (iii) For purposes of calculating any adjustment of the
               Conversion Rate pursuant to this Section 5, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for 20 consecutive trading days ending the last trading day before the day in question. The closing price for each day shall be the last reported sale price regular way or, in cash no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of Common Stock, or in case no reported sale takes place, the average of the closing bid and asked prices, on the Nasdaq Small Cap Market ("NASDAQ"), the OTC Electronic Bulletin Board (the "Bulletin Board") or any comparable system, or if Common Stock is not quoted on NASDAQ, the Bulletin Board or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the corporation for that purpose. If Common Stock is not quoted on NASDAQ, the Bulletin Board or any comparable system, the Board of Directors shall in good faith determine the current market price on such basis as it considers appropriate.

                    (f) No adjustment in the Conversion Rate shall be required until cumulative adjustments result in a concomitant change of 1% or more of the Conversion Rate as in effect prior to the last adjustment of the Conversion Rate; provided, however, that any adjustments which by reason of this Section 5(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment to the conversion rate shall be made for cash dividends.

                    (g) In the event that, as a result of an adjustment made pursuant to Section 5(e), the holder of any share of the Class B Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of any shares of the Class B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 5.

                    (h) Whenever the Conversion Rate is adjusted pursuant to this Section 5, the corporation shall promptly mail first class to all holders of record of shares of the Class B Preferred Stock a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the corporation setting forth the adjusted Conversion Rate and a brief statement of the facts requiring such adjustment and the computation thereof Such certificate shall forthwith be filed with each transfer agent for the shares of the Class B Preferred Stock.

                    (i) If any of the following occur: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of the Class B Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any consolidation or merger to which the corporation is a party other than a merger in which the corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; then in addition to all of the rights granted to the holders of the Class B Preferred Stock as designated herein, the corporation, or such successor or purchasing corporation, as the same may be, shall as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, either pay the liquidation preference amount per share of the Class B Preferred Stock in cash to each holder thereof, or provide in its certificate of incorporation or other charter document that each share of the Class B Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such shares of the Class B Preferred Stock immediately prior to reclassification, change, consolidation, merger, sale or conveyance.

                    (j) In the event any shares of Class B Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be cancelled.

               6.   Redemption.
                    ----------

                    (a) At any time up to and including December 31, 2004, the corporation shall have the right to redeem or repurchase up to all of the Class B Preferred Stock by giving written notice thereof to the holders of the shares of Class B Preferred Stock to be so redeemed.
          If less than all of the shares of Class B Preferred Stock are to be redeemed, the corporation shall determine which shares are to be redeemed by means of random selection. Following any such notice, the corporation shall redeem or repurchase such outstanding shares of Class B Preferred Stock by paying to the then current holder an amount equal to $1,000 per share plus any accrued or unpaid dividends.

                    (b) Upon the occurrence of a change of control of the corporation, each holder shall have the right during the 30 day period thereafter to elect, by sending written notice thereof to the corporation, to require the corporation to redeem all, and not less than all, of the holder's shares of Class B Preferred Stock.
          Following any such notice, the corporation shall redeem or repurchase such outstanding shares of Class B Preferred Stock by paying to the holder an amount equal to $1,000 per share plus any accrued or unpaid dividends.

                    (c) For purposes of this section, a "change of control" shall be deemed to occur upon any consolidation, merger, reorganization or other similar transaction with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the corporation immediately prior to such consolidation, merger or reorganization, or any transaction or series of related transactions do not hold shares possessing a majority of votes in the election of directors immediately after such consolidation, merger or reorganization, or any transaction or series of transactions.

               7.   Rights on Liquidation, Dissolution or Winding Up, etc. In
                    -----------------------------------------------------
     the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to stockholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority the holders of Class B Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of any Junior Securities an amount equal to $1,000 per share, plus any accrued but unpaid dividends thereon.


     FOURTH:   The foregoing amendments to the Certificate of Incorporation herein certified have been duly adopted by the Board of Directors in accordance with the provisions of the Delaware General Corporation Law.

     Such resolution was signed by the President and Secretary of the corporation.


                            SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, we have subscribed this document on June 29, 2001 and do hereby affirm, under penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


                                             THE NETPLEX GROUP, INC.


                                             By:________________________________
                                                Robert Barcum, President



                                             By:________________________________
                                                Kimberly Osgood, Secretary

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